EXHIBIT 10.155
CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. RAMSumCX — 2005
EFFECTIVE JANUARY 1, 2005
between
BRIDGEFIELD CASUALTY INSURANCE COMPANY
BRIDGEFIELD EMPLOYERS INSURANCE COMPANY
Lakeland, Florida
(hereinafter referred to as the “Company”)
and
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Reinsurer”)

     CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT NO. RAMSumCX — 2005

ARTICLE	CONTENTS	PAGE
	PREAMBLE	1
I	BUSINESS COVERED	1
II	EFFECTIVE DATE AND TERMINATION	1
III	TERRITORY	2
IV	LIMIT AND RETENTION	2
V	WARRANTIES	2
VI	ULTIMATE NET LOSS	2
VII	LOSS IN EXCESS OF POLICY LIMITS	3
VIII	EXTRA CONTRACTUAL OBLIGATIONS	3
IX	EXCLUSIONS	4
X	SPECIAL ACCEPTANCES	7
XI	LOSS OCCURRENCE	7
XII	REINSURANCE PREMIUM	7
XIII	REPORTS AND REMITTANCES	8
XIV	NOTICE OF LOSS AND LOSS SETTLEMENTS	8
XV	SALVAGE AND SUBROGATION	9
XVI	FEDERAL TERRORISM EXCESS RECOVERY CLAUSE	9
XVII	ACCESS TO RECORDS	10
XVIII	TAXES	10
XIX	CURRENCY	10
XX	OFFSET	11
XXI	ERRORS OR OMISSIONS	11
XXII	INSOLVENCY	11
XXIII	DISPUTE RESOLUTION	11
XXIV	SPECIAL CONDITIONS	13
XXV	RESERVES	14
XXVI	SERVICE OF SUIT	15
XXVII	CONFIDENTIALITY CLAUSE	16
XXVIII	AMENDMENTS	16
XXIX	ENTIRE AGREEMENT	16

ATTACHMENTS:	EXHIBIT A — FIRST EXCESS OF LOSS
	EXHIBIT B — SECOND EXCESS OF LOSS
	EXHIBIT C — THIRD EXCESS OF LOSS
	EXHIBIT D — FOURTH EXCESS OF LOSS
	APPENDIX A — DEFINITION OF COMPANY
	APPENDIX B — FORTUNE’S GLOBAL 500 LIST
	APPENDIX C — PHARMACEUTICAL/MEDICAL RISKS
	INSOLVENCY FUNDS EXCLUSION CLAUSE.
	NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — U.S.A.
	NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — CANADA.
	NUCLEAR INCIDENT EXCLUSION CLAUSE — REINSURANCE — NO. 4.

CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
No. RAMSumCX — 2005
(hereinafter referred to as the “Agreement”)
between
BRIDGEFIELD CASUALTY INSURANCE COMPANY
BRIDGEFIELD EMPLOYERS INSURANCE COMPANY
Lakeland, Florida
(hereinafter referred to as the “Company”)
and
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Reinsurer”)
ARTICLE I — BUSINESS COVERED
A.	The Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company’s Ultimate Net Loss paid or to be paid by the Company as a result of losses occurring during the term of the Agreement for Policies in force as of January 1, 2005, and new and renewal Policies becoming effective on or after said date, subject to the terms and conditions contained herein.

B.	This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Reinsurer in favor of any person or entity not a party hereto.

C.	The term “Policies” shall mean each of the Company’s binders, policies and contracts of insurance or reinsurance on the business covered hereunder.

D.	Under this Agreement, the indemnity for reinsured loss applies only to Workers Compensation and Employers Liability business written by the Company or ceded to the Company by: Bridgefield Casualty Insurance Company and Bridgefield Employers Insurance Company, both of Lakeland, Florida, except as excluded under Article IX — Exclusions of this Agreement, and classified as Summit Profit Center, (see Appendix A — Definition of Company).
ARTICLE II — EFFECTIVE DATE AND TERMINATION
A.	This Agreement shall become effective with respect to losses occurring on and after at 12:01 a.m., Local Standard Time, January 1, 2005, and shall remain in full force until terminated. This Agreement may be terminated at the close of any calendar year by either party giving to the other 90 days prior written notice by certified mail of its intention to do so.

B.	During the running of such notice as stipulated in Paragraph A. above, the Reinsurer shall participate in business coming within the terms of this Agreement until the date of termination of this Agreement.

C.	Upon termination of the Agreement, the Reinsurer shall be liable for the losses occurring prior to the date of termination; however, the Reinsurer shall have no liability for losses occurring subsequent to the termination of this Agreement.
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D.	If this Agreement shall terminate while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurer shall indemnify the Company as if the entire loss had occurred during the time this Agreement is in force provided the loss covered hereunder started before the date of termination.
ARTICLE III — TERRITORY
This Agreement applies to Policies issued by the Company within the United States of America, its territories and possessions, and Canada and shall apply to losses covered hereunder wherever occurring.
ARTICLE IV — LIMIT AND RETENTION
A.	The limits and retentions provided under this Agreement are as set forth in Exhibits A, B, C and D attached hereto and made a part of this Agreement.

B.	The Company’s retention and the Reinsurer’s limit of liability for each Loss Occurrence, set forth in Section I of Exhibits A, B, C and D attached hereto and made part of this Agreement, shall apply irrespective of the number of Policies affected or number of hazards in one policy.

C.	Reinsurance of the Company’s retention, set forth in each Exhibit, shall not be deducted in arriving at the Company’s Ultimate Net Loss herein.
ARTICLE V — WARRANTIES
Notwithstanding any other provision of this Agreement, Reinsurers’ liability under this Agreement shall be limited to a maximum of:
1.	$5,000,000 Maximum Any One Life for Worker’s Compensation;

2.	Maximum Employers Liability limit $2,000,000.
ARTICLE VI — ULTIMATE NET LOSS
A.	The term “Ultimate Net Loss” shall mean the actual sum paid by the Company in settlement of losses or liability including interest accrued prior to judgment after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company; provided, however, that in the event of the insolvency of the Company, Ultimate Net Loss shall mean the amount of loss and Loss Adjustment Expenses for which the Company is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, conservator or statutory successor of the Company in accordance with the provisions of Article XXII — Insolvency of this Agreement.

B.	The term “Ultimate Net Loss” shall include 90% of Loss In Excess of Policy Limits and 90% of Extra Contractual Obligations, as defined herein, but only as respects business covered under this Agreement.

C.	The term “Loss Adjustment Expenses” shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or litigation, including court costs and post-judgment interest of any claim or loss covered by the Policies reinsured under this
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Agreement and shall include Declaratory Judgement Expenses. However, the term “Loss Adjustment Expense” shall not include the salaries and expenses of Company employees, office expenses and other overhead expenses.

D.	The term “Declaratory Judgment Expenses” shall mean all legal expenses, incurred in the representation of the Company in litigation brought to determine the Company’s defense and/or indemnification obligations, that are allocable to any specific claim or loss covered by Policies reinsured under this Agreement. In addition, the Company shall promptly notify the Reinsurer of any Declaratory Judgment Expenses subject to this Agreement.

E.	All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.

F.	Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.
ARTICLE VII — LOSS IN EXCESS OF POLICY LIMITS
A.	“Loss in Excess of Policy Limits” is defined as loss in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.	However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.	For the purposes of this Article, the word “loss” shall mean any amounts which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

D.	With respect to coverage provided under this Article, recoveries from any insurance or reinsurance other than this Agreement shall be deducted to arrive at the amount of the Company’s Ultimate Net Loss.
ARTICLE VIII — EXTRA CONTRACTUAL OBLIGATIONS
A.	“Extra Contractual Obligations” are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
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B.	The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

C.	However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D.	Recoveries, collectibles or retention from any other form of insurance or reinsurance including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.

E.	If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this contract or the enforceability of any such provision in any other jurisdiction.
ARTICLE IX — EXCLUSIONS
THIS AGREEMENT DOES NOT COVER:
A.	THE FOLLOWING GENERAL CATEGORIES
1.	Ex-gratia payments,

2.	Loss or damage caused directly or indirectly by: (a) enemy attack by armed forces including action taken by military, naval or air forces in resisting an actual or an immediately impending enemy attack; (b) invasion; (c) insurrection; (d) rebellion; (e) revolution; (f) intervention; (g) civil war; and (h) usurped power.

3.	Reinsurance assumed by the Company, except intercompany reinsurance.

4.	Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments; provided this exclusion shall not apply to Automobile or Workers Compensation assigned risks which may be currently or subsequently covered hereunder.

5.	Pollution Liability as per the Company’s original Policies and endorsements except when a judicial entity invalidates the Company’s exclusion or in any jurisdiction whose regulatory authorities have prohibited the exclusion.

6.	Insolvency Funds as per the attached Insolvency Funds Exclusion Clause.

7.	Global Fortune 500 Risks as per the attached Appendix B.

8.	Pharmaceutical/Medical Risks per the attached Appendix C.

9.	Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:
a.	Nuclear Incident Exclusion Clause — Liability — Reinsurance — U.S.A.
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b.	Nuclear Incident Exclusion Clause — Liability — Reinsurance — Canada.

c.	Nuclear Incident Exclusion Clause — Reinsurance — No. 4.
B.	THE FOLLOWING INSURANCE COVERAGES
1.	Fiduciary Liability.

2.	Surety and Credit insurance.

3.	Fidelity Bonds.

4.	Credit and Financial Guarantee.

5.	Securities and Exchange Liability.

6.	Malpractice insurance, Directors and Officers Liability insurance or any form of Errors and Omissions or Professional Liability insurance, except as provided for under the Company’s Underwriting Guidelines.

7.	Advertisers’, Broadcasters’ and Telecasters’ Liability as respects Personal Injury Liability except as provided for under the Company’s Underwriting Guidelines.

8.	Kidnap, Extortion and Ransom Liability.

9.	Protection and Indemnity (Ocean Marine) except for hulls under 50 feet.

10.	Entertainment Business, defined as Feature Film and Major Motion Picture Studios, Commercial Negative Film Coverages, Cast Coverage, Completion Bond and Television Productions.
C.	THE FOLLOWING RISKS AS RESPECTS WORKERS COMPENSATION AND EMPLOYERS LIABILITY
1.	Operations under the jurisdiction of the U.S. Longshoremen’s and Harbor Workers’ Act, the Jones Act and the Maritime Employers Liability Act except when written as incidental coverages as defined in the Company’s Underwriting Guidelines.

2.	Operation of docks or wharves, other than small marinas or pleasure docks.

3.	Risks involving known exposure to asbestos.

4.	All railway operations except sidetrack agreements.

5.	Amusement parks, carnivals or circuses, except county or country fairs.

6.	Subaqueous operations.

7.	Mining.

8.	Demolition of buildings or structures in excess of three stories or 50 feet in height.

9.	Shoring, underpinning or moving of buildings or structures.
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10.	Manufacture, sale, rental, lease, erection or repair of scaffolds.

11.	Construction of bridges over 50 feet, and tunnels or dams.
12.	a.	Manufacturers or importers of fireworks, fuses, or any substance, as defined and noted below, intended for use as an explosive.

	b.	Loading of fireworks, fuses, or any explosive substance defined below into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof.

	c.	Manufacturers or importers of any product in which fireworks, fuses, or any explosive substance defined below is an ingredient.

	d.	Handling, storage, transportation or use of fireworks, fuses, or any explosive substance defined below.
NOTE: An explosive substance is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

13.	Manufacture, production, refining, storage, wholesale distribution or transportation of natural or artificial fuel gas, butane, propane or liquefied petroleum gases or gasoline, except when written as incidental coverages as defined in the Company’s Underwriting Guidelines.

14.	Onshore and offshore gas and oil drilling operations.

15.	Ownership, maintenance or use of any airport or aircraft, including fueling, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit except as respects corporate-owned aircraft with capacity of up to four passengers.

16.	Municipalities, except for those with a population less than 25,000.

17.	Any actual or alleged liability whatsoever for any claim or claims in respect of loss or losses directly or indirectly arising out of, resulting from or in consequence of, or in any way involving asbestos, or any materials containing asbestos in whatever form or quantity.
D.	THE FOLLOWING RISKS AS RESPECTS TERRORISM

Terrorism losses arising from Airports, Bridges, Government Buildings, Nuclear Facilities, Office Buildings over 25 stories, Security Services, Stadiums and Tunnels, Nuclear, Biological and Chemical exposures, Explosive Manufacturing risks, Fertilizer mixing Plants, Railroads, Amusement/Theme parks with greater than 5,000 person capacity, Distribution and Manufacturing of weapons/munitions.

E.	The Company and the Reinsurer have agreed on the Company’s Underwriting Guidelines, as respects policies covered under this Agreement. The Company shall advise the Reinsurer of any change in such Underwriting Guidelines.

F.	In the event the Company is inadvertently bound on any risk which is excluded under this Agreement, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 45 days thereafter or for the period required by statutes, and shall then cease unless within such period, the Company has received from the Reinsurer written notice of its approval of such risk.
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ARTICLE X — SPECIAL ACCEPTANCES
A.	Risks which are beyond the terms, conditions or limitations of this Agreement may be submitted to the Reinsurer for special acceptance hereunder. Upon receipt of approval from the Reinsurer, such acceptance shall bind the Reinsurer for all interests and liabilities of said risk. The Reinsurer’s failure to respond within 2 full business days shall be deemed approval of a risk submitted for special acceptance.

B.	When a risk is specially accepted, such risk shall be covered under the terms and conditions of this Agreement, except as such terms shall be modified by such acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes of this Agreement. Once a risk has been accepted under the provisions of this Article, it will automatically be included at renewal unless there have been material changes to the risk, in which case the risk will be resubmitted.
ARTICLE XI — LOSS OCCURRENCE
A.	The term “Loss Occurrence” as used herein is defined as an accident or occurrence or series of accidents or occurrences arising out of or caused by one event, except that as respects occupational disease and cumulative trauma:

B.	As respects an occupational or other disease or cumulative injury under Workers Compensation and Employers Liability, each case of an employee contracting any disease for which the Company may be liable shall be considered a separate and distinct occurrence and the date of each occurrence shall be deemed to be as follows:
1.	If the case is compensable under the Workers Compensation Law or any Occupational Disease Compensation Act, the date of the beginning of the disability for which compensation is payable;

2.	If the case is not compensable under the Workers Compensation Law or any Occupational Disease Compensation Act, the date of the disability due to said disease actually began;

3.	Where claim is made after employment has ceased, then the date of the cessation of employment shall be deemed to be the date of disability;

4.	Notwithstanding the foregoing, in the incidence of a sudden catastrophic event not exceeding 24 hours in duration including traumatic injury or death, all losses to all employers shall be deemed an occurrence.
ARTICLE XII — REINSURANCE PREMIUM
The rates set forth in Section 3 of the attached Exhibits A, B. C and D, shall be applied to the Company’s Subject Earned Premium for the business covered as stated in Paragraph D. of Article I -Business Covered.
A.	The term “Subject Earned Premium” as used herein will be based on Standard Premium less approved premium discounts.
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B.	The term “Standard Premium” is determined as defined in NCCI’s Basic Manual. It is determined on the basis of authorized rates, disease loadings, nonrateable elements, aircraft seat surcharges, premium for increase limits of liability, experience rating modification, applicable schedule rating modifications, minimum premiums and other approved rate modifications. It excludes expense constant, Terrorism Risk Insurance Act of 2002, retrospective rating plan adjustments and premium discounts.
ARTICLE XIII — REPORTS AND REMITTANCES
A.	The Company shall furnish the Reinsurer with all necessary data respecting premiums and losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.

B.	Quarterly Deposit premiums equal to 1/4 of the 100% of Annual Deposit Premium will be remitted on January 15, May 15, August 15 and November 15, 2005 according to the schedule below. The Company shall submit finalized accounts to the Reinsurer on February 15, 2006, summarizing the actual Subject Earned premium for the January 1, 2005 through December 31, 2005 coverage period. The difference between the deposit premium and actual subject earned premium will be settled to/from the Company within 15 days of February 15, 2006. However, in no event shall the annual adjusted premium be less than the Annual Minimum Premium for each layer, set forth below.

Layer — States	Annual Minimum	Annual Deposit	Quarterly Deposit
1. Non-Florida States	$2,222,069	$2,777,586	$694,397
2. Non-Florida States	$1,365,759	$1,707,199	$426,800
Florida States	$6,285,012	$7,856,266	$1,964,066
3. All States	$1,113,594	$1,391,993	$347,998
4. All States	$1,164,212	$1,455,265	$363,816
C.	Payment by the Reinsurer of its portion of loss and Loss Adjustment Expenses paid by the Company shall be made by the Reinsurer to the Company within 15 days after proof of payment is received by the Reinsurer.
ARTICLE XIV — NOTICE OF LOSS AND LOSS SETTLEMENT
A.	The Company shall advise the Reinsurer promptly, but in no event later than 30 days, of all losses which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer. Notwithstanding the foregoing, the Company shall give notice to the Reinsurer once a claim exceeds the retention of the primary company or has the potential to exceed the retention.

B.	The Company shall advise the Reinsurer of all claims which:
1.	Are reserved by the Company for an amount in excess of 50% of its retention;

2.	Originate from fatal injuries;
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3.	Originate from the following kinds of bodily injury:
a.	Brain injuries resulting in impairment of physical function;

b.	Spinal injuries resulting in a partial or total paralysis of upper or lower extremities;

c.	Amputation or permanent loss of use of upper or lower extremities;

d.	Severe burn injuries;

e.	Loss of sight in one or both eyes;

f.	All other injuries likely to result in a permanent disability rate of 50% or more.
C.	All loss settlements made by the Company, provided they are within the terms of this Contract, shall be unconditionally binding upon the Reinsurer, who agrees to pay all amounts for which they may be liable immediately, but in no event later than 15, days, upon being furnished by the Company with reasonable evidence of the amount due.

D.	The Company shall have the responsibility to investigate, defend or negotiate settlements of all claims and lawsuits related to Policies written by the Company and reinsured under this Agreement. The Reinsurer, at its own expense, may associate with the Company in the defense or control of any claim, suit or other proceeding which involves or is likely to involve the reinsurance provided under this Agreement, and the Company shall cooperate in every respect in the defense of any such claim, suit or proceeding.
ARTICLE XV — SALVAGE AND SUBROGATION
A.	In the event of the payment of any indemnity by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages of the loss. The Company agrees to enforce such rights; but, in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or their policyholders or otherwise to enforce such rights.

B.	From any amount recovered by subrogation, salvage or other means, there shall first be deducted the expenses incurred in effecting the recovery. The balance shall then be used to reimburse the excess carriers in the inverse order to that in which their respective liabilities attached, before being used to reimburse the Company for its primary loss.
ARTICLE XVI — FEDERAL TERRORISM RECOVERY CLAUSE
Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Act of 2002 (“TRIA”) as a result of loss occurrences commencing during the term of this Agreement shall apply as follows:
Except as provided below, any loss reimbursement under TRIA shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Agreement.
If one or more loss occurrences commencing during the term of this Agreement result(s) in reinsurance recoveries to the Company under this Agreement and reimbursement under TRIA, and such amounts, together with any other reinsurance recoveries to the Company for said loss occurrence(s), exceed the total amount of “Insured Losses” to the Company, any amount in excess
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thereof shall be held by the Company. The Company shall then reimburse the Reinsurer a portion of such excess recovery in an amount equal to the proportion that the Reinsurer’s payment under this Agreement bears to the total treaty reinsurance recoveries to the Company for Insured Losses for said loss occurrence(s). Provided, however, that in no event shall such reimbursement exceed the amount paid by the Reinsurer to the Company under this Agreement.
For purposes hereof, if a loss reimbursement received by the Company under TRIA is based on the Company’s Insured Losses in more than one loss occurrence and neither the Secretary of the Treasury nor his delagatee specifies the amount of loss allocable to each respective loss occurrence, the reimbursement shall be pro-rated in the proportion that the Company’s Insured Losses in each loss occurrence bears to the Company’s total Insured Losses resulting from all loss occurrences to which the reimbursement applies.
For purposes of this endorsement: (i) :“TRIA” shall mean the Terrorism Risk Insurance Act of 2002 and any subsequent amendments thereto; and (ii) “Insured Loss(es)” shall have the same meaning as set forth in Section 102 (5) of TRIA.
ARTICLE XVII — ACCESS TO RECORDS
The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.
ARTICLE XVIII — TAXES
A.	The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or territorial taxing authority.

B.	The Reinsurer shall allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to such tax. In the event of any return premium, the Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United Stated Government.
ARTICLE XIX — CURRENCY
Wherever the word “dollars” or the “$” symbol is used in this Agreement, it shall mean dollars of the United States of America, excepting in those cases where the Policy is issued by the Company in Canadian dollars, in which case it shall mean dollars of Canada. In the event the Company is involved in a toss requiring payment in United States and Canadian currency, the Company’s retention and the limit of liability of the Reinsurer shall be apportioned between the two currencies in the same proportion as the amount of net loss in each currency bears to the total amount of net loss paid by the Company. For the purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States or Canadian currency, such premiums and losses shall be converted into United States dollars at the actual rates of exchange at which the premiums and losses are entered in the Company’s books.
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ARTICLE XX — OFFSET
Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of the applicable law, statute or regulation governing such offset.
ARTICLE XXI — ERRORS OR OMISSIONS
Errors or omissions of an administrative nature on the part of the Company shall not invalidate the reinsurance under this Agreement provided such errors or omissions are corrected promptly, but not later than 30 days after discovery thereof; but the liability of the Reinsurer under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.
ARTICLE XXII — INSOLVENCY
In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of the Company the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer shall be made directly to the Company or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specially provides another payee of such reinsurance in the event of the insolvency of the Company. The conservator, liquidator, or statutory successor of the Company shall give written notice of the pendency of a claim against the Company indicating the policy or bond reinsured, within a reasonable time after such claim is filed and the Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its conservator, liquidator, or statutory successor. The expense thus incurred by the Reinsurer shall be payable subject to court approval out of the estate of the insolvent Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer.
ARTICLE XXIII — DISPUTE RESOLUTION
Part I — Choice Of Law And Forum
Any dispute arising under this Agreement shall be resolved in the State of New Hampshire, and the laws of the State of New Hampshire, shall govern the interpretation and application of this Agreement.
Part II — Mediation
If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement
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or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration. The parties shall choose a mediator within thirty (30) days of a written demand by either party for mediation under Part II of this Article XXIII. The mediator shall be a disinterested current or retired insurance or reinsurance officer knowledgeable in reinsurance matters. The parties shall have sixty (60) days from the selection of the mediator in which to mediate the dispute to resolution. In the event that mediation fails to resolve the dispute, the parties shall proceed to arbitration in accordance with Part III of this Article XXIII.
Part III — Arbitration
A.	Resolution of Disputes — As a condition precedent to any right arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

B.	Composition of Panel — Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof. The mediator from Part II many not be an arbitrator or an umpire.

C.	Appointment of Arbitrators — The members of the arbitration panel shall be chosen from disinterested current or retired insurance or reinsurance officers knowledgeable in reinsurance matters. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the “respondent”) together with his notice of intention to arbitrate.

Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

D.	Failure of Party to Appoint an Arbitrator — If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant’s arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant’s arbitrator, choose an umpire as provided in Paragraph C. of Part III of this Article.

E.	Involvement of Other Reinsurers — If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, nothing herein shall impair the right of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

F.	If the Company is involved in a dispute under the terms of this Agreement and in one or more separate disputes with one or more other reinsurers in which common questions of law or fact are in issue, the Company or the Reinsurer, at its option, may join with such other reinsurers in a common arbitration proceeding under the terms of this Article. If the Company and such other reinsurers have commenced arbitration, the Reinsurer may at its option join such proceeding for the determination of the dispute between the Company and the Reinsurer.
12. No. RAMSumCX — 2005

G.	Submission of Dispute to Panel — Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within 30 days after the selection of the umpire.

H.	Procedure Governing Arbitration — All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

I.	Arbitration Award — The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

J.	Cost of Arbitration — Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.
ARTICLE XXIV — SPECIAL CONDITIONS
The Company may terminate this Contract at any time by the giving of 30 days notice in writing to the Reinsurer upon the happening of any one of the following circumstances:
A.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business; or

B.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy or other agent known by whatever name, to take possession of its assets or control of its operations; or

C.	The Reinsurer’s policyholders’ surplus has been reduced by 25% of the amount of surplus at the inception of this Contract; or

D.	The Reinsurer has become merged with, acquired or controlled by any company, corporation or individual(s) not controlling the Reinsurer’s operations at the inception of this Contract.

E.	The Reinsurer’s A.M. Best Rating has been assigned or downgraded below A- or Standard and Poor’s rating has been assigned or downgraded below A-.
The coverage afforded by this Contract shall cease as of the date of termination and the Reinsurer shall return the unearned premium net of ceding commission, if any. If coverage hereunder terminates while a claim covered by this Contract is in progress, the Reinsurer shall be liable subject to all other conditions hereof for its proportion of the entire claim, provided that the event giving rise to the claim started before such termination.
If the Company chooses to effect termination, it shall have the option to commute the Reinsurer’s liability for loss(es), whether reported or unreported, on policies covered by this Contract as of the effective date of termination. The Company shall submit a statement of valuation of the outstanding claim or claims showing the elements considered reasonable to establish the “ultimate net loss,” and the Reinsurer shall pay the amount requested. In the event the Company and the Reinsurer cannot agree on the statement of valuation of the Reinsurer’s liability under such policies, either party may request in writing that the difference be settles by a panel of three actuaries. Each party shall appoint
13. No. RAMSumCX — 2005

an actuary to access such liability within 15 days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within 30 days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. The actuaries shall then investigate and capitalize such loss(es) within 30 days. As used herein, capitalize shall mean to determine the present value of ultimate net losses, without regard to the Reinsurer’s ability to pay such losses. The panel shall meet in Boston, Massachusetts, unless the Company and Reinsurer agree otherwise.
All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.
The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the capitalized value of the loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the capitalized value of the loss(es) and does not move forward with commutation, the expense of the actuaries [including reasonable expense of the actuary appointed by the Reinsurer] will be paid by the Company. If the Contract is commuted, payment by the Reinsurer to the Company or any other third party mutually agreed upon by the Reinsurer and the Company shall constitute a complete and final release of the Reinsurer in respect to its liability under this Contract.
ARTICLE XXV — RESERVES
A.	If a jurisdiction of the United States will not permit the Reassured, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurer’s share of obligations, the Reassured shall forward to such Reinsurer a statement of the Reinsurer’s share of such obligations. Upon receipt of such statement the Reinsurer’s share of such obligations. Upon receipt of such statement the Reinsurer shall promptly apply for, and provide the Reassured with, a “clean,” unconditional and irrevocable Letter of Credit, in the amount specified in the statement submitted, with terms and bank acceptable to the regulatory authority(ies) having jurisdiction over the Reassured.

B.	“Obligations,” as used in this Article, shall mean the sum of losses paid and allocated loss adjustment expenses paid by the Reassured but not yet recovered from the Reinsurer, plus reserves for reported losses, allocated loss adjustment expenses and losses incurred but not reported.

C.	The Reinsurer hereby agrees that the Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless thirty (30) days prior to any expiration the issuing bank shall notify the Reassured by registered mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a “qualified bank” as defined by Regulation No. 133 promulgated by the Insurance Department of the State of New York, shall provide sixty (60) days notice to the Reassured prior to any expiration.

D.	Notwithstanding any other provision of this Contract, the Reassured or any successor by operation of law of the Reassured including, without limitation, any Liguidator, rehabilitator, receiver or conservator of the Reassured may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:

14. No. RAMSumCX — 2005

1.	To pay the Reinsurer’s share or to reimburse the Reassured for the Reinsurer’s share of any obligations, as stipulated in the statement submitted by the Reassured to the Reinsurer, which is due to the Reassured and not otherwise paid by the Reinsurer.

2.	In the event the Reassured has received effective notice of non-renewal of the Letter of Credit and the Reinsurer’s liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letter of Credit and place such sums in an interest bearing trust account to secure the continuing liabilities of the Reinsurer under this Contract until a renewal Letter of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Reassured, or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Reassured, has been received by the Reassured. The Reassured shall provide to the Reinsurer payment of any interest thereon accruing from such account.

3.	To make refund of any sum which is in excess of the actual amount required for Sections 1. and 2. of this paragraph.
E.	At annual intervals or more frequently as determined by the Reassured, but never more frequently than quarterly, the Reassured shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer’s share of any obligations. If the statement shows that the Reinsurer’s share of obligations exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reassured of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer’s share of obligations is less than the balance of credit as of the statement date, the Reassured shall, within thirty (30) days after receipt of a written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

F.	The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reassured or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Reassured. The Reassured shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.
ARTICLE XXVI — SERVICE OF SUIT
(This article applies to other than authorized Reinsurers and to Reinsurers who are domiciled outside the United States of America.)
This Service of Suit Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Agreement.
In the event of the failure of the Reinsurers to pay any amount claimed to be due hereunder, the Reinsurers, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers’ rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the

15. No. RAMSumCX — 2005

United States. The Reinsurers, once the appropriate Court is selected, whether such court is the one originally chosen by the company and accepted by Reinsurers or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of them upon this Agreement, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.
Service of process in such suit may be made upon Mendes & Mount, LLP, 750 7th Avenue, New York, NY 10019-6829.
The above-named are authorized and directed to accept service of process on behalf of Reinsurers in any such suit.
Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurers hereby designate the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE XXVII — CONFIDENTIALITY CLAUSE
All terms and conditions of this Agreement, any materials and any non-public personally identifiable information provided in the course of inspection shall be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer’s retrocessionaires, financial auditors, governing regulatory bodies or other entities with which Reinsurer may from time to time contract in accordance with the fulfillment of the terms of this Agreement and which disclosure shall comply with all state and federal statutes and regulations governing the disclosure of non-public personally identifiable information. “Non-public personally identifiable information” is financial or medical information of or concerning a public or obtained from the person who is the subject and which information is included in data files exchanged by the parties hereto. For the purposes hereof, the terms shall include data elements such as names and addresses of individuals. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.
ARTICLE XXVIII — AMENDMENTS
This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.
ARTICLE XXVIX — ENTIRE AGREEMENT
This written Contract and the underwriting information provided for its formation and mutually agreed letters of intent, clarification and/or understanding, if any, constitute the entire agreement between the parties. However, in no event shall there be any provision that provides a guarantee of profit, directly or indirectly, from the Reinsurer to the Company or from the Company to the Reinsurer.

16. No. RAMSumCX — 2005

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representative.
In Lakeland, Florida, this 29th day of September, 2005.

ATTEST:	BRIDGEFIELD CASUALTY INSURANCE COMPANY BRIDGEFIELD EMPLOYERS INSURANCE COMPANY
/s/	/s/

And in Keene, New Hampshire, this 29th day of September, 2005.

ATTEST:	PEERLESS INSURANCE COMPANY
/s/ Diana L Kelly	/s/ Nancy C. Callender

17. No. RAMSumCX - 2005

EXHIBIT A
FIRST EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT No. RAMSumCX — 2005

EXHIBIT A — FIRST EXCESS OF LOSS

SECTION	SUBJECT	PAGE
1	LIMIT AND RETENTION	A-1
2	REINSTATEMENT	A-1
3	REINSURANCE PREMIUM	A-1

EXHIBIT A — FIRST EXCESS OF LOSS
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
The Company shall retain the first $1,000,000 of Ultimate Net Loss as respects any one loss occurrence in non-Florida states. The Reinsurers shall then be liable for the amount by which the Companies’ Ultimate Net Loss exceeds the Company’s retention of $1,000,000 but the liability of the Reinsurers shall never exceed $1,000,000 any one loss occurrence in non-Florida states.
SECTION 2 — REINSTATEMENT
A.	It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon and shall be limited in all during the term of this Agreement to an annual aggregate liability of $10,000,000.
B.	Notwithstanding the foregoing, Reinsurers’ liability for losses arising out of an act of Terrorism shall be limited to $1,000,000 and part of the annual aggregate for non-Florida states, any one Agreement Year.
C.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act declared pursuant to the Terrorism Risk Insurance Act of 2002 shall also be considered an “Act of Terrorism” for purposes of this Agreement.
D.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31.
SECTION 3 — REINSURANCE PREMIUM

States	Rate applied to Subject Earned Premium

Non-Florida	2.050%

Total Subject Premium to the Layer:	$135,492,000
Estimated Subject Net Earned Premium:	$2,777,586

A-1

EXHIBIT B
SECOND EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT No. RAMSumCX — 2005

EXHIBIT B — SECOND EXCESS OF LOSS

SECTION	SUBJECT	PAGE
1	LIMIT AND RETENTION	B-1
2	REINSTATEMENT	B-1
3	REINSURANCE PREMIUM	B-1

EXHIBIT B — SECOND EXCESS OF LOSS
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
The Company shall retain the first $2,000,000 of ultimate net loss as respects any one loss occurrence. The Reinsurer shall then be liable for the amount by which the Companies’ ultimate net loss exceeds the Company’s retention of $2,000,000 but the liability of the Reinsurer shall never exceed $3,000,000 any one loss occurrence.
SECTION 2 — REINSTATEMENT
A.	It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences and shall be limited to an annual aggregate liability of losses in the state of Florida of $30,000,000 and losses in non-Florida states of $9,000,000.
B.	Notwithstanding the foregoing, Reinsurers’ liability for losses arising out of an act of Terrorism shall be limited to $3,000,000 occurrence limit in the aggregate for the state of Florida and $3,000,000 occurrence limit in the aggregate for all other states, any one Agreement Year.

C.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act declared pursuant to the Terrorism Risk Insurance Act of 2002 shall also be considered an “Act of Terrorism” for purposes of this Agreement.
D.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31.
SECTION 3 — REINSURANCE PREMIUM

States	Rate applied to Subject Earned Premium

Non-Florida	1.260%
Florida	1.580%

Total Subject Premium to the Layer — Non-Florida:	$135,492,000
Total Subject Premium to the Layer — Florida:	$497,232,000
Estimated Subject Net Earned Premium — Non-Florida:	$1,707,199
Estimated Subject Net Earned Premium — Florida:	$7,856,266

B-1

EXHIBIT C
THIRD EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT No. RAMSumCX — 2005

EXHIBIT C — THIRD EXCESS OF LOSS

SECTION	SUBJECT	PAGE
1	LIMIT AND RETENTION	C-1
2	REINSTATEMENT	C-1
3	REINSURANCE PREMIUM	C-1

EXHIBIT C — THIRD EXCESS OF LOSS
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
The Company shall retain the first $5,000,000 of ultimate net loss as respects any one loss occurrence. The Reinsurer shall then be liable for the amount by which the Companies’ ultimate net loss exceeds the Company’s retention of $5,000,000 but the liability of the Reinsurer shall never exceed $5,000,000 any one loss occurrence.
SECTION 2 — REINSTATEMENT
A.	It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon. Three such reinstatements shall be provided under this Exhibit.
B.	The first and the second reinstatement shall be provided without payment of an additional premium. The third reinstatement shall be provided for an additional premium calculated at pro rata of the annual premium hereon, being pro rata only as to the limit of liability of this Exhibit so reinstated and 100% as to the annual premium.
C.	Notwithstanding the foregoing, Reinsurers’ liability for losses arising out of an act of Terrorism shall be limited to only $5,000,000 in the aggregate for all states, any one Agreement Year.

D.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act declared pursuant to the Terrorism Risk Insurance Act of 2002 shall also be considered an “Act of Terrorism” for purposes of this Agreement.
E.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31.
SECTION 3 — REINSURANCE PREMIUM

Rate applied to
States	Subject Earned Premium

All States	0.220%

Total Subject Premium to the Layer:	$632,724,000
Estimated Subject Net Earned Premium:	$1,391,993

C-1

EXHIBIT D
FOURTH EXCESS OF LOSS
IS ATTACHED TO AND
FORMS PART OF
REINSURANCE AGREEMENT No. RAMSumCX — 2006

EXHIBIT D — FOURTH EXCESS OF LOSS

SECTION	SUBJECT	PAGE
1	LIMIT AND RETENTION	D-1
2	REINSTATEMENT	D-1
3	REINSURANCE PREMIUM	D-1

EXHIBIT D — FOURTH EXCESS OF LOSS
SECTION 1 — LIMIT AND RETENTION (amounts shown are in terms of Ultimate Net Loss)
The Company shall retain the first $10,000,000 of ultimate net loss as respects any one loss occurrence. The Reinsurer shall then be liable for the amount by which the Companies’ ultimate net loss exceeds the Company’s retention of $10,000,000 but the liability of the Reinsurer shall never exceed $15,000,000 any one loss occurrence.
SECTION 2 — REINSTATEMENT
A.	It is understood and agreed that each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon. One such reinstatement shall be provided under this Exhibit for an additional premium calculated at pro rata of the annual premium hereon, being pro rata only as to the limit of liability of this Exhibit so reinstated and 100% as to the annual premium.
B.	Notwithstanding the foregoing, Reinsurers’ liability for losses arising out of an act of Terrorism shall be limited to only $5,000,000 in the aggregate for all states, any one Agreement Year.

C.	An “Act of Terrorism” for purposes of this Agreement shall mean:
1.	Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

2.	Any act declared pursuant to the Terrorism Risk Insurance Act of 2002 shall also be considered an “Act of Terrorism” for purposes of this Agreement.
D.	The term “Agreement Year” shall mean each consecutive twelve month period commencing January 1 and ending December 31.
SECTION 3 — REINSURANCE PREMIUM

Rate applied to
States	Subject Earned Premium

All States	0.230%

Total Subject Premium to the Layer:	$632,724,000
Estimated Subject Net Earned Premium:	$1,455,265

D-1

APPENDIX A
Definition of Company:
For purposes of Article I or any Articles, wherever the word “Company” is used, the Company is defined to include the following Profit Center.

Profit Center	Legal Entities

Summit:	Bridgefield Casualty Insurance Company, and Bridgefield Employers insurance Company, WC only, all States

APPENDIX B — Fortune’s Global 500” list

Company	Rank	Revenues [USD mio]
3M	316	16 079
ABB	194	23 726
Abbey National	280	17 798
Abbott Laboratories	309	16 285
ABN AMRO Holding	90	39 703
Accenture	380	13 348
Adecco	313	16 147
AdvancePCS	387	13 107
Aegon	146	28 562
AEON	196	23 621
Aetna	178	25 191
Agricultural Bank of China	471	10 657
Air France Group	454	11 076
Akzo Nobel	407	12 636
Albertson’s	100	37 931
Alcan	408	12 626
Alcatel	207	22 704
Alcoa	205	22 859
Allegheny Energy	488	10 379
Alliance Unichem	478	10 533
Allianz	18	85 929
Allstate	144	28 865
Almanij	272	18 055
Alstom	228	20 734
Amerada Hess	376	13 413
American Electric Power	36	61 257
American Express	209	22 582
American Intl. Group	34	62 402
AmerisourceBergen	319	15 823
AMR	258	18 963
Anglo American	341	14 786
Anheuser-Busch	397	12 912
Anthem	486	10 445
AOL Time Warner	98	38 234
Aquila	87	40 377
Arbed	448	11 195
Arcelor	391	13 005
Archer Daniels Midland	240	20 051
Arrow Electronics	498	10 128
Asahi Glass	499	10 103
Asahi Mutual Life Insurance	119	33 143
Assicurazioni Generali	50	51 394
AstraZeneca	301	16 480
AT&T	40	59 142
AutoNation	241	19 989

Company	Rank	Revenues [USD mio]
Aventis	230	20 544
Aviva	48	52 318
Avnet	402	12 814
AXA	30	65 580
BAE Systems	390	13 020
Banco Bilbao Vizcaya Argentaria	192	23 848
Banco Bradesco	337	14 953
Banco Do Brasil	437	11 685
Bank of America Corp.	47	52 641
Bank Of China	277	17 869
Bank of Montreal	449	11 185
Bank of Nova Scotia	366	13 673
Bank One Corp.	186	24 527
Bankgesellschaft Berlin	473	10 618
Barclays	154	27 569
BASF	142	29 103
Bayer	158	27 111
Bayerische Landesbank	320	15 795
BCE	339	14 873
BellSouth	189	24 130
Berkshire Hathaway	101	37 668
Bertelsmann	276	17 887
Best Buy	247	19 597
BHP Billiton	281	17 789
BMW	112	34 444
BNP Paribas	44	55 044
Boeing	42	58 198
Bombardier	360	13 896
Bouygues	266	18 334
BP	4	174 218
Bridgestone	285	17 566
Bristol-Myers Squibb	218	21 717
British Airways	428	11 943
British American Tobacco	271	18 144
BT	139	29 958
Canadian Imperial Bank of Commerce	361	13 889
Canon	190	23 936
Cardinal Health	61	47 948
Carrefour	35	62 225
Carso Global Telecom	430	11 890
Caterpillar	232	20 450
Cathay Life	440	11 591
Central Japan Railway	460	10 933
Centrica	270	18 161
ChevronTexaco	14	99 699
China Construction Bank	389	13 083
China Mobile Communications	287	17 406
China National Petroleum	81	41 499

Company	Rank	Revenues [USD mio]
China Telecommunications	214	22 272
Chinese Petroleum	467	10 781
Chubu Electric Power	279	17 826
Cigna	254	19 115
Cinergy	396	12 923
Circuit City Stores	403	12 792
Cisco Systems	213	22 293
Citigroup	11	112 022
CMS Energy	393	12 977
CNP Assurances	238	20 099
Coca-Cola	239	20 092
Coca-Cola Enterprises	322	15 700
COFCO	392	13 004
Coles Myer	406	12 643
Commerzbank	193	23 778
Compaq Computer	117	33 554
Compass Group	409	12 552
Computer Sciences	443	11 426
ConAgra	156	27 194
Conoco	122	32 795
Consignia	425	12 040
Corus Group	452	11 087
Cosmo Oil	474	10 612
Costco Wholesale	111	34 797
Credit Agricole	107	35 669
Credit Lyonnais	259	18 848
Credit Suisse	31	64 205
CVS	215	22 241
Dai Nippon Printing	480	10 492
Daido Life Insurance	479	10 527
Daiei	237	20 113
Dai-ichi Mutual Life Insurance	76	43 145
DaimlerChrysler	7	136 897
Daiwa Bank Holdings	463	10 888
Dana	484	10 469
Danske Bank Group	461	10 912
Deere	382	13 293
Delhaize ‘Le Lion’	245	19 629
Dell Computer	131	31 168
Delphi	166	26 088
Delta Air Lines	362	13 879
Denso	252	19 203
Dentsu	348	14 311
Deutsche Bahn	356	14 079
Deutsche Bank	27	66 840
Deutsche Post	130	31 302
Deutsche Telekom	75	43 261
Dexia Group	256	19 050

Company	Rank	Revenues [USD mio]
Diageo	262	18 605
Dior (Christian )	446	11 254
Dominion Resources	477	10 558
Dow Chemical	152	27 805
Duke Energy	39	59 503
DuPont de Nemours (E.I.)	172	25 370
Dynegy	78	42 242
DZ Bank	168	25 987
E. ON	28	66 453
EADS	153	27 580
East Japan Railway	233	20 341
Eastman Kodak	383	13 234
Edison	353	14 140
Edison International	420	12 184
El Paso	43	57 475
Électricité De France	102	36 461
Electrolux	386	13 131
Electronic Data Systems	221	21 543
Eli Lilly	441	11 543
Emerson Electric	326	15 480
Endesa	358	13 948
Enel	169	25 773
ENI	71	44 637
Enron	6	138 718
Exelon	333	15 140
Exxon Mobil	2	191 581
Fannie Mae	52	50 803
Farmland Industries	434	11 763
Federated Dept. Stores	292	16 895
FedEx	246	19 629
Fiat	49	51 944
FleetBoston	253	19 190
Fleming	325	15 628
Flextronics International	388	13 105
Foncière Euris	231	20 490
Ford Motor	5	162 412
Fortis	85	40 529
France Télécom	97	38 530
Franz Haniel	269	18 213
Freddie Mac	108	35 523
Fuji Heavy Industries	462	10 897
Fuji Photo Film	251	19 203
Fujitsu	88	40 044
Gap	363	13 848
Gaz de France	400	12 857
Gazprom	236	20 148
General Dynamics	421	12 163
General Electric	9	125 913

Company	Rank	Revenues [USD mio]
General Motors	3	177 260
George Weston	318	15 923
Georgia-Pacific	173	25 309
GlaxoSmithKline	140	29 506
Goldman Sachs Group	132	31 138
Goodyear Tire & Rubber	352	14 147
Great Atl. & Pacific Tea	458	10 973
Groupama	417	12 264
Groupe Auchan	199	23 450
Groupe Caisse d’Épargne	297	16 693
Groupe Danone	394	12 958
Groupe Pinault-Printemps	181	24 894
Halliburton	377	13 405
Hartford Fin. Services	332	15 147
HBOS	150	27 839
HCA	275	17 953
Henkel	436	11 695
Hewlett-Packard	70	45 226
Hitachi	32	63 931
Home Depot	46	53 553
Honda Motor	41	58 882
Honeywell Intl.	195	23 652
Household International	359	13 916
HSBC Holding PLC	64	46 424
Humana	493	10 195
HypoVereinsbank	91	39 405
Hyundai	219	21 702
Hyundai Motor	133	30 864
Idemitsu Kosan	323	15 679
Indian Oil	226	20 916
Industrial & Commercial Bank of China	243	19 828
ING Group	20	82 999
Ingram Micro	179	25 187
Intel	162	26 539
International Paper	163	26 363
IntesaBci	242	19 946
Intl. Business Machines	19	85 866
Isuzu Motors	404	12 778
Itausa	492	10 239
Itochu	17	91 177
Ito-Yokado	161	26 823
J. Sainsbury	184	24 575
J.C. Penney	124	32 557
J.P. Morgan Chase	54	50 429
Japan Airlines	399	12 866
Japan Energy	385	13 203
Japan Postal Service	234	20 281
Japan Telecom	368	13 628

Company	Rank	Revenues [USD mio]
Japan Tobacco	307	16 331
Johnson & Johnson	121	33 004
Johnson Controls	264	18 427
Kajima	302	16 478
Kansai Electric Power	224	21 207
KarstadtQuelle	347	14 388
KDDI	208	22 664
Kimberly-Clark	345	14 524
Kingfisher	314	16 142
Kmart	104	36 151
Korea Electric Power	324	15 674
Kreditanstalt für Wiederaufbau	481	10 484
Kroger	56	50 098
KT	413	12 349
Kyushu Electric Power	438	11 661
L.M. Ericsson	210	22 416
La Poste	329	15 249
Lafarge	416	12 267
Lagardère Groupe	429	11 906
Landesbank Baden-Wurttemberg	294	16 877
Lear	369	13 625
Legal & General	374	13 541
Lehman Brothers Hldgs.	212	22 392
LG Electronics	202	23 137
LG International	248	19 516
Liberty Mutual Group	349	14 256
Lloyds TSB Group	206	22 823
Lockheed Martin	182	24 793
Loews	260	18 799
L’Oréal	415	12 305
Lowe’s	216	22 111
Lucent Technologies	180	25 132
Lufthansa Group	338	14 946
Lukoil	422	12 106
LVMH	459	10 951
Magna International	456	11 026
Man Group	343	14 552
Manpower	482	10 484
Manulife Financial	483	10 480
Marathon Oil	110	35 041
Marks & Spencer	439	11 650
Marriott International	496	10 152
Marubeni	25	71 757
Mass. Mutual Life Ins.	249	19 340
Matsushita Electric Industrial	45	54 997
May Dept. Stores	351	14 175
Mazda Motor	296	16 754
MBNA	497	10 145

Company	Rank	Revenues [USD mio]
McDonald’s	340	14 870
McKesson	57	50 006
Meiji Life Insurance	176	25 296
Merck	62	47 716
Merrill Lynch	95	38 793
MetLife	128	31 928
Metro	72	44 347
Michelin	342	14 566
Microsoft	175	25 296
Migros	427	11 955
Mirant	129	31 502
Mitsubishi	12	105 814
Mitsubishi Chemical	350	14 239
Mitsubishi Electric	141	29 183
Mitsubishi Heavy Industries	204	22 905
Mitsubishi Motors	171	25 598
Mitsubishi Tokyo Financial Group	165	26 091
Mitsui	13	101 206
Mitsui Mutual Life Insurance	220	21 656
Mitsui Sumitomo Insurance	330	15 206
Mizuho Holdings	82	41 445
Morgan Stanley	73	43 727
Motorola	138	30 004
Munich Re Group	79	41 894
National Australia Bank	303	16 450
Nationwide	334	15 118
NEC	84	40 796
Nestlé	55	50 192
New York Life Insurance	170	25 678
News Corp.	364	13 755
Nichimen	305	16 437
Nippon Express	367	13 661
Nippon Life Insurance	33	63 827
Nippon Mitsubishi Oil	197	23 521
Nippon Steel	229	20 645
Nippon Telegraph & Telephone	16	93 425
Nissan Motor	58	49 555
Nissho Iwai	74	43 703
NKK	384	13 224
Nokia	147	27 931
Norddeutsche Landesb.	475	10 604
Nordea	419	12 209
Norinchukin Bank	395	12 939
Norsk Hydro	291	16 999
Nortel Networks	263	18 507
Northrop Grumman	373	13 558
Northwestern Mutual	310	16 212
Novartis	257	18 986

Company	Rank	Revenues [USD mio]
Obayashi	447	11 226
Occidental Petroleum	355	14 126
Office Depot	450	11 154
Old Mutual	453	11 076
Olivetti	145	28 670
Onex	327	15 369
Oracle	464	10 860
Otto Versand	372	13 564
PacifiCare Health Sys.	433	11 844
PDVSA	66	46 250
Pemex	92	39 400
PepsiCo	159	26 935
Petrobrás	185	24 549
Petronas	284	17 679
Peugeot	65	46 264
Pfizer	127	32 259
PG&E Corp.	203	22 959
Pharmacia	250	19 299
Philip Morris	24	72 944
Phillips Petroleum	188	24 189
POSCO	494	10 162
Power Corp. of Canada	432	11 855
Procter & Gamble	93	39 244
Prudential	106	35 821
Prudential Financial	157	27 177
Publix Super Markets	328	15 284
Qwest Communications	244	19 743
Rabobank	225	21 141
RAG	365	13 691
Raytheon	295	16 867
Reliant Energy	67	46 226
Renault	125	32 552
Repsol YPF	94	39 091
Ricoh	379	13 375
Rite Aid	331	15 171
Robert Bosch	135	30 473
Roche Group	288	17 282
Royal & Sun Alliance	222	21 525
Royal Ahold	38	59 634
Royal Bank of Canada	299	16 536
Royal Bank of Scotland	115	33 831
Royal Dutch/Shell Group	8	135 211
Royal KPN	451	11 119
Royal Philips Electronics	143	28 960
Rwe	53	50 664
Safeway	113	34 301
Safeway	418	12 258
Saint-Gobain	155	27 214

Company	Rank	Revenues [USD mio]
Samsung	118	33 212
Samsung Electronics	105	35 969
Samsung Life Insurance	286	17 503
Santander Central Hispano Group	136	30 422
Sanyo Electric	293	16 892
Sara Lee	282	17 747
SBC Communications	69	45 908
Schlumberger	357	13 988
Sears Roebuck	83	41 078
Sekisui House	472	10 631
Sharp	346	14 426
Shimizu	405	12 669
Showa Shell Sekiyu	490	10 362
Siemens	22	77 359
Sinochem	311	16 164
Sinopec	86	40 388
SK	120	33 008
SK Global	289	17 214
Skanska	317	15 948
SNCF	274	18 026
Société Générale	191	23 924
Sodexho Alliance	476	10 579
Solectron	261	18 692
Sony	37	60 608
Southern	495	10 155
Sprint	167	26 071
Standard Life Assurance	265	18 416
Staples	469	10 744
State Farm Insurance	63	46 705
State Power	60	48 375
Statoil	164	26 286
Stora Enso	423	12 097
Suez	99	37 933
Sumitomo	23	77 140
Sumitomo Electric Industries	431	11 877
Sumitomo Life Insurance	126	32 549
Sumitomo Metal Industries	466	10 793
Sumitomo Mitsui Banking	137	30 229
Sun Life Financial Services	465	10 857
Sun Microsystems	268	18 250
Sunoco	412	12 402
Suntory	485	10 445
Supervalu	227	20 909
Suzuki Motor	381	13 342
Swiss Life Ins. & Pension	375	13 511
Swiss Reinsurance	235	20 210
Sysco	217	21 785
Taisei	378	13 387

Company	Rank	Revenues [USD mio]
Taiyo Mutual Life Insurance	401	12 824
Takenaka	500	10 096
Target	89	39 888
Tech Data	290	17 198
Telefónica	151	27 808
Telstra	411	12 415
Tenet Healthcare	424	12 053
Tesco	114	33 916
Textron	414	12 321
Thyssen Krupp	116	33 796
TIAA-CREF	187	24 231
TJX	470	10 709
Tohoku Electric Power	371	13 574
Tokio Marine & Fire Insurance	312	16 156
Tokyo Electric Power	80	41 752
Tomen	255	19 073
Toppan Printing	489	10 367
Toronto-Dominion Bank	370	13 585
Toshiba	77	43 139
Total Fina Elf	15	94 312
Toyota Motor	10	120 814
Toyota Tsusho	273	18 040
Toys ‘R’ Us	457	11 019
TransCanada Pipelines	435	11 715
TRW	306	16 383
TUI	223	21 253
TXU	148	27 927
Tyco International	103	36 389
Tyson Foods	468	10 751
U.S. Bancorp	304	16 443
U.S. Postal Service	29	65 834
UAL	315	16 138
UBS	59	48 503
UFJ Holdings	174	25 300
UniCredito Italiano	321	15 791
Unilever	68	46 131
Union Pacific	426	11 973
United Parcel Service	134	30 646
United Technologies	149	27 897
UnitedHealth Group	198	23 454
Valero Energy	336	14 988
Verizon Communications	26	67 190
Viacom	200	23 223
Vinci	308	16 291
Visteon	278	17 843
Vivendi Universal	51	51 366
Vodafone	123	32 713
Volkswagen	21	79 287

Company	Rank	Revenues [USD mio]
Volvo	267	18 301
Wachovia Corp.	211	22 396
Walgreen	183	24 623
Wal-Mart Stores	1	219 812
Walt Disney	177	25 269
Washington Mutual	283	17 692
Waste Management	444	11 322
WellPoint Health Netwks.	410	12 429
Wells Fargo	160	26 891
Westdeutsche Landesbank	201	23 139
Weyerhaeuser	344	14 545
Whirlpool	491	10 343
Williams	455	11 055
Winn-Dixie Stores	398	12 903
Wolseley	487	10 384
Woolworths	442	11 502
WorldCom	109	35 179
Wyeth	354	14 129
Xcel Energy	335	15 028
Xerox	300	16 502
Yasuda Fire & Marine Insurance	445	11 306
Yasuda Mutual Life Insurance	298	16 575
Zurich Financial Services	96	38 650

Pharmaceutical / Medical risks — APPENDIX C	(Version 2002-Aug) (Page 1 of 2)

				Net Sales	Pharm /
				or	Medical
				Revenues	sales
				2001	of
#	Company Name	Country	Internet Address	(USD mio)	Total

1	ABBOTT LABORATORIES	USA	www.abbott.com	16,285	100%
2	AKZO NOBEL	Netherlands	www.akzonobel.com	12,609	30%
3	ALLERGAN	USA	www.allergan.com	1,746	100%
4	ALPHARMA	USA	www.alpharma.com	1,200	80%
5	ALTANA AG	Germany	www.altana.com	2,077	70%
6	AMERISOURCE BERGEN	USA	www.amerisourcebergen.net	39,132	90%
7	AMERSHAM	UK	www.nycomed-amersham.com	2,175	100%
8	AMGEN	USA	www amgen.com	4,016	100%
9	ASTRAZENECA	UK	www.astrazeneca.com	16,431	100%
10	AVENTIS	France	www.aventis.com	20,500	100%
11	BARR LABORATORIES	USA	www.barrlabs.com	510	100%
12	BAXTER INTERNATIONAL	USA	www.baxter.com	7,663	100%
13	BAYER	Germany	www.bayer.com	27,248	35%
14	BEAUFOUR IPSEN	France	www.beaufour-ipsen.com	634	90%
15	BECTON, DICKINSON AND COMPANY	USA	www.bd.com	3,754	50%
16	BOEHRINGER INGELHEIM KG	Germany	www.boehringer-ingelheim.com	6,025	95%
17	BOSTON SCIENTIFIC CORPORATION	USA	www.bsci.com	2,673	100%
18	BRISTOL-MYERS SQUIBB	USA	www bms.com	19,423	70%
19	CARDINAL HEALTH	USA	www.cardinal.com	47,948	80%
20	CELLTECH (former MEDEVA)	UK	www.celltechgroup.com	439	100%
21	CENTERPULSE (former SULZER MEDICA)	Switzerland	www.centerpulse.com	855	100%
22	CHUGAI PHARMACEUTICAL	Japan	www.chugai-pharm.co.jp	1,608	95%
23	DAIICHI PHARMACEUTICAL	Japan	www.daiichipharm.co.jp	2,511	95%
24	DAINIPPON PHARMACEUTICAL	Japan	www.dainippon-pharm.co.jp	1,258	85%
25	EDWARDS LIFESCIENCES	USA	www.edwards.com	692	100%
26	EISAI	Japan	www.eisai. co. jp	2,865	90%
27	FOREST LABORATORIES	USA	www.frx.com	1,205	100%
28	FUJISAWA PHARMACEUTICAL	Japan	www.fujisawa. co. jp	2,356	90%
29	GENENTECH	USA	www.gene.com	2,212	75%
30	GLAXOSMITHKLINE	UK	www.gsk.com	29,408	95%
31	GUIDANT	USA	www.guidant.com	2,708	100%
32	IMMUNEX	USA	www.immunex.com	986	100%
33	IVAX	USA	www.ivax.com.	1,214	100%
34	JOHNSON & JOHNSON	USA	www.jnj. com.	33,004	50%
35	KYOWA HAKKO KOGYO	Japan	www.kyowa.co.jp	2,975	40%
36	LABORATOIRE FOURNIER	France	www.groupe-fournier.com	675	90%
37	LABORATOIRE SERVIER	France	www.servier.com	1,593	100%
38	LILLY (ELI)	USA	www.lilly.com	11,543	100%
39	MEDTRONIC	USA	www.medtronic.com	5,552	100%
40	MERCK & CO	USA	www.merck.com	47,716	90%
41	MERCK KGAA	Germany	www.merck.de	6,727	50%

Pharmaceutical / Medical risks	(Version 2002-Aug) (Page 2 of 2)

				NetvSales	Pharm /
				or	medical
				Revenues	sales
				2001	of
#	Company Name	Country	Internet Address	(USD mio)	Total

43	MITSUBISHI PHARMACEUTICAL
	(former WELFIDE)	Japan	www.m-pharma.co.jp	1,437	85%
44	MYLAN LABORATORIES	USA	www.mylan.com	847	100%
45	NOVARTIS	Switzerland	www.novartis.com	18,570	80%
46	NOVO NORDISK	Denmark	www.novonordisk.com	2,845	100%
47	OTSUKA PHARMACEUTICAL	Japan	www.otsuka.co. jp	2,700	50%
48	PFIZER	USA	www. pfizer.com	32,259	81%
49	PHARMACIA	USA	www.pharmacia.com	13,837	100%
50	PIERRE FABRE	France	www.pierre-fabre.com	1,200	100%
51	PROCTER & GAMBLE	USA	www.pg.com	39,244	10%
52	PURDUE FREDERICK PRA HOLDING	USA	www.purduepharma.com	1,500	100%
53	ROCHE	Switzerland	www.roche.com	16,903	85%
54	SANKYO	Japan	www.sankyo.co.jp	4,317	80%
55	SANOFI-SYNTHELABO	France	www.sanofi-synthelabo.fr	5,798	95%
56	SCHERING AG	Germany	www.schering.de	4,327	100%
57	SCHERING-PLOUGH	USA	www.schering-plough.com	9,802	95%
58	SCHWARZ PHARMA	Germany	www.schwarzpharma.com	686	100%
59	SERONO	Switzerland	www.serono.com	1,349	100%
60	SHIONOGI	Japan	www.shionogi.co.jp	3,268	90%
61	SHIRE PHARMACEUTICALS	UK	www.shire.com	859	100%
62	SMITH & NEPHEW	UK	www.smith-nephew.com	1,681	100%
63	SOLVAY	Belgium	www.solvay.com	7,801	20%
64	STRYKER	USA	www.strykercorp.com	2,602	60%
65	SUMITOMO PHARMACEUTICALS	Japan	www.sumitomopharm.com	862	100%
66	SYNTHES-STRATEC	Switzerland	www.stratec.com	907	100%
67	TAKEDA CHEMICAL INDUSTRIES	Japan	www.takeda.com	7,631	75%
68	TANABE	Japan	www.tanabe.co.jp	1,537	90%
69	TAP Pharmaceutical Products	USA	www.tap.com	3,300	100%
70	TEVA PHARMACEUTICAL	Israel	www.tevapharm.com	2,077	85%
71	UCB	Belgium	www.ucb-group.com	2,216	50%
72	WATSON PHARMACEUTICAL	USA	www.watsonpharm.com	1,161	100%
73	WYETH (former American Home Products)	USA	www.ahp.com	14,129	90%
74	YAMANOUCHI PHARMACEUTICAL	Japan	www.yamanouchi.com	3,627	80%
75	ZIMMER USA www.zimmer.com	USA	www.zimmer.com	1,179	100%

SUPPLEMENT TO THE ATTACHMENTS
DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS
A.	Wherever the term “Company” or “Reinsured” or “Reassured” or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B.	Wherever the term “Agreement” or “Contract” or “Policy” or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C.	Wherever the term “Reinsurer” or “Reinsurers” or “Underwriters” or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.
INSOLVENCY FUNDS EXCLUSION CLAUSE
This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — U.S.A.

N.M.A. 1590

1.	This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.	Without in any way restricting the operation of paragraph 1. of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II. in this paragraph 2. from the time specified in Clause III. in this paragraph 2. shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

LIMITED EXCLUSION PROVISION*
I.	It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction, bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liabilities Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II. above, whether new, renewal or replacement, being policies which either
(a)	become effective on or after 1st May, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2. shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.
3.	Except for those classes of policies specified in Clause II. of paragraph 2. and without in any way restricting the operation of paragraph 1. of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

N.M.A. 1590

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include with respect to such coverages, from the time specified in Clause V. of this paragraph 3., the following provision (specified as the Broad Exclusion Provision):

BROAD EXCLUSION PROVISION*

It is agreed that the policy does not apply:
I.	Under any Liability Coverage to injury, sickness, disease, death or destruction, bodilyinjury or property damage
(a)	with respect to which an insured under the policy is also an insured under nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)	resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.
II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief, first aid, to expenses incurred with respect to bodily injury, sickness, disease or death, bodily injury resulting from the hazardous properties of nuclear material and arising out of the question of a nuclear facility by any person or organization.

III.	Under any Liability Coverage, to injury, sickness, disease, death or destruction, bodily injury or property damage resulting from the hazardous properties of nuclear material, if
(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the injury, sickness, disease, death or destruction, bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c0 applies only to injury to or

N.M.A. 1590

destruction of property at such nuclear facility, property damage to such nuclear facility and any property threat.
IV.	As used in this endorsement:
“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means
(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)	any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; with respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property; “property damage” includes all forms of radioactive contamination of property.
V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3., whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3. shall not be applicable to
(i)	Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)	Statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

N.M.A. 1590

4.	Without in any way restricting the operations of paragraph 1. of this Clause, it is understood and agreed that paragraphs 2. and 3. above are not applicable to original liability policies of the Reassured in Canada, and that with respect to such policies, this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE:	The words printed in BOLD TYPE in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words,

N.M.A. 1590

NUCLEAR INCIDENT EXCLUSION CLAUSE — LIABILITY — REINSURANCE — CANADA

N.M.A. 1979

1.	This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.	Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,
Personal Liability Farmers’ Liability Storekeepers’ Liability
which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

Limited Exclusion Provision -

This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

With respect to property, loss of use of such property shall be deemed to be property damage.

3.	Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers’ Liability, Storekeepers’ Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

Broad Exclusion Provision -

It is agreed that this Policy does not apply:
(a)	to liability imposed by or arising under the Nuclear Liability Act; nor(b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

N.M.A. 1979

(c)	to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:
(i)	the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

(ii)	the furnishing of an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

(iii)	the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.
As used in this Policy:
(1)	The term “nuclear energy hazard” means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

(2)	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

(3)	The term “nuclear facility” means:
(a)	any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

(b)	any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

(c)	any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;
and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

N.M.A. 1979

(4)	The term “fissionable substance” means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

(5)	With respect to property, toss of use of such property shall be deemed to be property damage.

N.M.A. 1979

NUCLEAR INCIDENT EXCLUSION CLAUSE — REINSURANCE — NO. 4
1.	This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.	Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, — Liability, — Physical Damage, — Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

ENDORSEMENT NO. 1
to the
INTERESTS AND LIABILITIES CONTRACT
(hereinafter referred to as the “Contract”)
of the
CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
No. RAMSumCX — 2005
between
BRIDGEFIELD CASUALTY INSURANCE COMPANY
BRIDGEFIELD EMPLOYERS INSURANCE COMPANY
Lakeland, Florida
(hereinafter referred to as the “Company”)
and
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Reinsurer”)
It is understood and agreed that Addendum No. 1 to the Casualty Excess of Loss Reinsurance Agreement No. RAMSumCX — 2005 is attached hereto and made a part of said Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed In duplicate, by their duly authorized representatives.
In Lakeland, Florida, this 13th day of November, 2007.

ATTEST:	BRIDGEFIELD CASUALTY INSURANCE COMPANY BRIDGEFIELD EMPLOYERS INSURANCE COMPANY

/s/	/s/

And in Keene, New Hampshire, this 29th day of October, 2007.

ATTEST:	PEERLESS INSURANCE COMPANY

/s/	/s/ Nancy C. Callender
No. RAMSumCX — 2005
Endorsement No. 1

ADDENDUM NO. 1
to the
CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
No. RAMSumCX — 2005
(hereinafter referred to as the “Agreement”)
between
BRIDGEFIELD CASUALTY INSURANCE COMPANY
BRIDGEFIELD EMPLOYERS INSURANCE COMPANY
Lakeland, Florida
(hereinafter referred to as the “Company”)
and
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Reinsurer”)
It is understood and agreed that effective 12:01 a.m., Local Standard Time, January 1, 2006, this Agreement is terminated in accordance with the provisions of Article II — Effective Date and Termination.
No. RAMSumCX — 2005
Endorsement No. 1